UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2025

OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Adams Street, Suite 1850 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
4.95% Notes due 2028	OFSSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On July 23, 2025, OFS Capital Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (the “Trustee”), entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to the Indenture, dated as of April 16, 2018, between the Company and the Trustee (the “Base Indenture”; and together with the Seventh Supplemental Indenture, the “Indenture”), relating to the Company’s issuance of $69,000,000 aggregate principal amount of its 7.50% notes due 2028 (the “Notes”).

The Notes will mature on July 31, 2028, and the Company may redeem the Notes in whole or in part at any time, or from time to time, on or after July 31, 2026 at the redemption price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest. The Notes bear interest at a rate of 7.50% per year payable on January 31, April 30, July 31 and October 31 of each year, commencing on October 31, 2025. The Notes are direct unsecured obligations of the Company and rank pari passu, or equal, with any future unsecured, unsubordinated indebtedness, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes, effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which the Company subsequently grants a security interest), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s senior secured revolving credit facility with Banc of California, as amended, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The net proceeds the Company received from the sale of the Notes was approximately $67.32 million based on a public offering price of $25 per Note, after deducting the underwriting discount, commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering of the Notes to partially redeem its 4.75% unsecured notes due 2026, of which the Company had $125.0 million outstanding as of July 14, 2025.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”), to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, after giving effect to any exemptive relief granted to the Company by the SEC and subject to certain other exceptions, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The offering of the Notes was made pursuant to the Registration Statement on Form N-2 (File No. 333-278170), the preliminary prospectus filed with the SEC on July 16, 2025, the pricing term sheet filed with the SEC on July 17, 2025 and the final prospectus supplement filed with the SEC on July 17, 2025. The transaction closed on July 23, 2025.

The foregoing descriptions of the Seventh Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Seventh Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
4.1	Seventh Supplemental Indenture dated of July 23, 2025 between OFS Capital Corporation and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 7.50% Notes due 2028 (incorporated by reference to Exhibit 4.1 and Exhibit A therein).
5.1	Opinion of Eversheds Sutherland (US) LLP.
23.1	Consent of Eversheds Sutherland (US) LLP (incorporated by reference to Exhibit 5.1).
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

Date: July 23, 2025	By:	/s/ Bilal Rashid
Chief Executive Officer